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                   THE MEGA LIFE AND HEALTH INSURANCE COMPANY
                     SPECIALIZED ASSOCIATION SERVICES, INC.
                                VENDOR AGREEMENT

This Agreement is made as of January 1, 2005 (the "Effective Date") by and between Specialized Association Services, Inc., a Texas corporation with offices at 3801 William D. Tate Ave., Suite 800, Grapevine, TX 76051 ("SAS") and The MEGA Life and Health Insurance Company, an Oklahoma domiciled health and life insurance company with an administrative office located at 9151 N. Grapevine Highway, North Richland Hills, TX 76180 ("Vendor"). Vendor and SAS are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

SECTION I. RESPONSIBILITIES OF VENDOR

A. Vendor shall provide "Products", as described in Addenda I, II and III to members of associations serviced by SAS and set forth in Addendum IV, which associations are hereinafter referred to as "Clients." Vendor shall provide Products through Clients or directly to members of Clients as mutually agreed upon between Vendor and SAS or as Clients may direct through SAS. Vendor shall provide Products in accordance with the provisions set forth in Addenda I, II and III.

B. During the term of this Agreement, Vendor shall provide SAS with a report in a mutually agreeable format on Product usage for each Client during the preceding month by the 15th day of the then current month.

C. Vendor shall provide SAS with (and permit SAS and Clients to use) advertisement copy, photographs, illustrations and/or other available marketing materials (collectively, "Marketing Material") as needed by Clients for promotion of the Products in printed or electronic media as requested by SAS or Clients. Vendor will work with SAS and/or Clients to determine the placement, usage and size of any Marketing Material submitted by Vendor for promotional purposes.

D. Vendor shall provide a toll-free telephone access number as set forth in Addenda I, II and III for use by Clients and members of Clients, which numbers will offer the services specified in such Addenda.

E. Vendor shall provide fulfillment and other materials to SAS as set forth in Addenda I, II and III and as SAS and/or Clients may reasonably request from time to time.

F. Vendor shall take necessary steps to respond to any and all oral and written complaints from members of Clients regarding Products in a timely manner. Vendor further shall send copies to SAS of any and all such written complaints within five (5) business days of Vendor's receipt thereof and Vendor shall inform SAS when and how each written complaint was addressed and ultimately resolved.

G. Vendor shall issue a Blanket Accident and Health Insurance Policy outlining details of coverage for each of the Clients listed in Addendum IV.

H. Vendor agrees to contact SAS to verify member eligibility prior to any payment of claims.

SECTION II. RESPONSIBILITIES OF SAS

A. SAS shall preserve in its files all original Marketing Material provided by Vendor for promotional purposes for at least twelve (12) months. Marketing Material shall be maintained by SAS for use in Client catalogues, brochures, web sites and other publications used to promote the Products. SAS shall return all original Marketing Material in its possession to Vendor within thirty (30) days after any termination of this Agreement.

                                                     Mega Life /s/ JA SAS /s/ RW
                                                               ------    ------
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B.    From time to time, and at any time, SAS may propose amendments to Addendum
      IV to add or delete Clients. Any such amendment to Addendum IV shall become effective ninety (90) days after written approval of such change by Vendor, which approval shall not be unreasonably withheld. In addition, if SAS's right to service any Client is terminated for any reason, SAS shall notify Vendor and upon Vendor's receipt of said notice such Client shall be deemed deleted from Addendum IV.

C. SAS shall pay Vendor by the 20th of each calendar month for services performed by Vendor during the previous calendar month, as outlined in Addenda I, II and III.

SECTION III. CONFIDENTIALITY

Neither Vendor, SAS, nor their respective officers, directors, employees or agents (collectively, "RELATED PARTIES") shall disclose the terms of this Agreement to any third party without the written consent of the other Party. Except as set forth in this Section III, each Party agrees that it will not (and will cause its Related Parties not to) publish, communicate or disclose any membership list, names, addresses or phone numbers of Client members, database or other confidential documents or information concerning the business, goods, or services of the other Party, including any association directly or indirectly serviced by SAS, furnished to such Party in connection with this Agreement (collectively "Confidential Information"). Each Party agrees that it shall not use in any way for its own account or the account of any third party, nor disclose to any third party, any such Confidential Information revealed to it by the other Party for any purpose other than to carry out its obligations or enforce its rights under this Agreement. Each Party shall protect the other Party's Confidential Information from disclosure or misuse with the same degree of care it uses to protect its own Confidential Information of a similar nature, but in no event with less than reasonable care. This Section III shall survive any termination of this Agreement. Upon any termination of this Agreement each Party shall return to the other Party all copies of the other Party's Confidential Information and erase the other Party's Confidential Information from its databases except such information as is necessary for SAS to continue to provide services to members of clients and for Vendor to continue to provide service to those members of Clients to whom Vendor is permitted to continue rendering services pursuant to Section V(C) of this Agreement. Each party is required to notify the other, in writing, at least fifteen (15) days prior to disclosing the existence of this Agreement, the terms of this Agreement and/or the Confidential Information.

SECTION IV. COMMUNICATIONS FROM REGULATORY AGENCIES

If either party to this Agreement receives any inquiry from any administrative authority or regulatory agency, including any Department of Insurance (DOI) or states' Attorneys General regarding the terms of this agreement, the services provided by SAS or Vendor, and/or the Instant Benefits described herein, the party receiving the inquiry shall notify the other party, in writing, of the inquiry within five (5) days of receiving same. The party receiving notification of the inquiry shall provide such assistance as may be reasonably requested by the party responding to the administrative authority inquiry. Such assistance may include, but is not limited to, providing the party responding to the administrative authority inquiry with a written response as to the party receiving notification of the inquiry knowledge of the matter of inquiry.

SECTION V. TERM AND TERMINATION

A. The term of this Agreement shall commence on the Effective Date and shall continue until December 31, 2005 (the "Term"), and shall automatically be extended from year to year thereafter unless either Party gives the other Party not less than ninety (90) days written notice prior to the date on which the Term would automatically renew (such date being the "Automatic Renewal Date") that the Term will not be extended. During such ninety (90) day period prior to the Automatic Renewal Date, the provisions of this Agreement shall continue in full force and effect.

                                                     Mega Life /s/ JA SAS /s/ RW
                                                               ------     ------

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B.    This Agreement may be terminated by either Party hereto (the "Terminating
      Party") upon not less than ninety (90) days prior written notice to the other Party (the "Defaulting Party") upon the occurrence of any of the following events:

      i. Any representation, warranty or certification made by the Defaulting Party (or any of its respective officers) hereunder or in any certificate, report, notice or financial statement furnished at any time in connection with this Agreement shall be false, misleading or erroneous in any material respect when made;

      ii. The Defaulting Party shall fail to perform, observe or comply with any material covenant, agreement or term contained in this Agreement and such failure shall continue for a period of thirty (30) days after the date the Terminating Party provides the Defaulting Party with written notice thereof, which notice shall state with reasonable specificity the facts underlying the alleged breach;

      iii. A proceeding or case shall be commenced, without the application, approval or consent of the Defaulting Party, in any court of competent jurisdiction, seeking (a) its reorganization, liquidation, dissolution, arrangement or winding- up, or the composition or readjustment of the Defaulting Party's debts, (b) the appointment of a receiver, rehabilitator, conservator, custodian, trustee, liquidator or the like of such entity or of all or any substantial part of its property, or (c) similar relief in respect of the Defaulting Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of one hundred eighty (180) or more days; or an order for relief against the Defaulting Party shall be entered in an involuntary case under the Bankruptcy Code;

      iv. The Defaulting Party shall fail to discharge within a period of ninety (90) days after the commencement thereof any ' unstayed attachment, sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount in excess of $2.0 million against any of its properties; and

      v. A final judgment or judgments for the payment of money in excess of $2.0 million in the aggregate shall be rendered by a court or courts against the Defaulting Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within ninety (90) days from the date of entry thereof and the Defaulting Party shall not, within said period of ninety (90) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

C. Upon any termination of this Agreement, Vendor shall cease any solicitation of Clients or former Clients and/or their respective members, except that, if such Client members so desire, Vendor shall continue to sell Products and provide related services to Client members to whom Vendor is selling Products at the time of such termination, and, in such case, Vendor shall continue to comply with Paragraphs (B), (D) and (F) of
      Section I with respect to such Products and related services.

Section VI. Miscellaneous Provisions

A. INDEMNIFICATION AND HOLD HARMLESS -

      i. Indemnification by Vendor. Vendor shall indemnify and hold harmless SAS and each of SAS's Related Parties (collectively, a "SAS Indemnified Party") from and against any and all losses, damages (including, without limitation, actual damages, compensatory damages, punitive damages and extra-contractual damages), liabilities, penalties, regulatory fines, costs and expenses (including, without limitation, attorneys' fees, investigation costs and all other reasonable costs associated with the defense thereof) (collectively, "Losses"), as incurred, arising out of or relating to:

                  (a) any breach of, or any inaccuracy in, any representation or warranty made by Vendor in this Agreement;

                  (b) any breach of, or failure by, Vendor to perform any covenant or obligation of Vendor set out in this Agreement;

                                                         Mega Life_____ SAS_____

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                  (c)   any misrepresentation, fraud or violations of any sate
                        or federal statutes, rules or regulation by Vendor; and

                  (d) any claims by Clients or Members of Clients for coverage or benefits under the Blanket Accident and Health Insurance Policy or any claims by Clients or Members of Clients alleging a failure by Vendor to provide the Products; and

                  (e) any other Loss resulting from, or arising out of, any acts, occurrences or matters caused by Vendor, provided that such Loss was not caused in whole or in material part by the act or omission of a SAS Indemnified Party.

            ii. Indemnification by SAS. SAS shall indemnify and hold harmless Vendor and each of Vendor's Related Parties (collectively, a "Vendor Indemnified Party") from and against any and all Losses, as incurred, arising out of or relating to:

                  (a) any breach of, or any inaccuracy in, any representation or warranty made by SAS in this Agreement;

                  (b) any breach of, or failure by, SAS to perform any covenant or obligation of SAS set out in this Agreement; and

                  (c) any other Loss resulting from, or arising out of, any acts, occurrences or matters caused by SAS, provided that such Loss was not caused in whole or in material part by the act or omission of a Vendor Indemnified Party.

            iii.  Conduct of Indemnification Proceedings.

                  a. If any proceeding shall be brought or asserted against any SAS Indemnified Party or Vendor Indemnified Party entitled to indemnity hereunder (each an "Indemnified Party"), such Indemnified Party promptly shall notify the person from whom indemnity is sought (the "Indemnifying Party") in writing. The Indemnifying Party shall pay all reasonable fees and expenses incurred in connection with the defense including reasonable attorneys' fees; provided, however, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except to the extent (and only to the extent) that it shall be finally determined by a court of competent jurisdiction that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

                  b. An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding that any Indemnified Party is a party to, unless such settlement includes an unconditional release of such Indemnified Party from any and all liability on claims that are the subject matter of such proceeding or could have been the subject matter of such proceeding.

                  c. All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section IV(A)) shall be paid to the Indemnified Party, as incurred, within ten (10) business days after the Indemnified Party's delivery of a detailed written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

B. INSURANCE - Vendor shall procure, at its sole cost, professional liability or errors and omissions liability insurance coverage for the Products and/or services supplied pursuant to this Agreement in amounts and on forms acceptable to SAS but in no event with limits less than $1 million per claim and $2 million in the aggregate. Such insurance shall contain

                                                     Mega Life /S/J/A SAS /S/ RW
                                                               -----      ------

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      contractual liability coverage for this Agreement and no exclusion for breach of contract. Vendor shall supply SAS with a Certificate of Insurance confirming these coverages within 30 days after the execution of this Agreement. Upon reasonable notice, Vendor shall make available for inspection and copying a true and correct copy of any applicable insurance contract.

C. GOVERNING LAW; ARBITRATION - This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Texas, excluding its conflict of laws provisions. The Parties agree that all controversies that may arise between Vendor and SAS concerning any transaction or the construction, performance or breach of this Agreement, including any controversy over whether an issue is arbitral, shall be determined by binding arbitration, and the Parties hereby expressly waive any right to a trial in a court of law and the right to a trial by a jury. This arbitration agreement is governed by the Federal Arbitration Act. Any arbitration under this Agreement shall be conducted before a single arbitrator of the American Arbitration Association ("AAA") under its commercial arbitration rules or as otherwise agreed to by the parties and shall be conducted in Dallas County, Texas. The cost of the arbitration will be borne equally by the parties. The arbitration decision will be enforceable through a judgment to be entered in a court of competent jurisdiction upon the motion of either Party. The duty to arbitrate shall survive any termination of this Agreement.

D. WAIVER AND REMEDIES - The failure of either Party to enforce at any time for any period any provision of this Agreement shall not be construed to be a waiver of such provision or of the right of such Party to thereafter enforce such provision, nor shall any single exercise of any right or remedy hereunder preclude any other or future exercise thereof or the exercise of any other right or remedy. In the event any Party hereto breaches or threatens to breach any provisions of Section III, then the other Party, in addition to any other remedies it may have at law, shall be entitled to immediate injunctive relief without the necessity of bond to prohibit such breach or threatened breach, it being acknowledged by the Parties hereto that an adequate remedy at law does not exist for protection of the Party's interests with respect to such provisions and in the event of litigation, the prevailing party shall be entitled to recover reasonable attorneys' fees and court costs from the non- prevailing party. Remedies provided herein are cumulative and not exclusive of any remedies provided at law.

E. INDEPENDENT CONTRACTOR - The Parties hereto are independent contractors. Neither Party shall have the right or power to enter into any agreement or commitment in the name or on behalf of or otherwise to obligate or bind the other, and neither of them shall hold itself out as having any authority to do so. It is understood that this Agreement does not give SAS the power or the right to control the material details of the work Vendor performs in connection with this Agreement and Vendor has the sole and exclusive power and right to control the details of Vendor's work.

F. INVALIDITY - If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

G. NOTICE - Any notice to be given to the other Party shall be in writing and shall be deemed to be given if: (i) delivered in person, upon delivery
      (ii) by facsimile or other wire transmission with a record of receipt, on the first business day after the date of the receipt (iii) mailed by certified mail, postage prepaid, return receipt requested, on the third business day after the date of mailing or (iv) sent by prepaid messenger or overnight courier, with a record of receipt requested, on the first business day after the date of mailing. If to SAS, at 3801 William D. Tate Ave., Suite 800, Grapevine, TX 76051; Attention: Ralph Wolfe. If to Vendor, at 9151 N. Grapevine Highway, North Richland Hills, TX 76180;
      Attention: John Ames. Each Party may change its address by written notice to the other.

H. ENTIRE AGREEMENT; AMENDMENT; ASSIGNMENT- This Agreement constitutes the entire Agreement between the Parties with respect to the subject matter hereof and supersedes all prior understandings, agreements and arrangements between the Parties. No amendment or modification of this Agreement shall bind either Party hereto unless made in writing and signed by both Parties, except that SAS may, in SAS's sole discretion, amend Addendum III as set forth in Section II(C). Neither Party may assign this Agreement without the prior written consent of the other Party.

                                                     Mega Life /s/ JA SAS /s/ RW

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I.    INTERPRETATION - The headings preceding the text of Sections included in this Agreement are for convenience only and shall neither be deemed part of this Agreement nor be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. The Parties have jointly participated in the negotiation and drafting of this Agreement. In the event of any ambiguity or if a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by both Parties and no presumption or burden of proof shall arise favoring either Party by virtue of the authorship of any provisions of this Agreement.

IN WITNESS OF THE PROVISIONS OF THIS AGREEMENT AS SET FORTH ABOVE, THIS AGREEMENT HAS BEEN DULY EXECUTED AND DELIVERED BY THE DULY AUTHORIZED REPRESENTATIVES OF THE PARTIES HEREIN AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

THE MEGA LIFE AND HEALTH                  SPECIALIZED ASSOCIATION SERVICES, INC.
INSURANCE COMPANY

By: /s/ John Ames                                            By: /s/ Ralph Wolfe
    ------------------------                                     ---------------
                                                                     Ralph Wolfe
Printed Name: John Ames                                              CFO
                                                             Title:_____________
Date: 11/10/04

Date:_____________________

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